Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NORDSTROM, Inc.

Adopted effective May 20, 2025

TABLE OF CONTENTS

i

ii

AMENDED AND RESTATED BYLAWS

OF

NORDSTROM, Inc.

ARTICLE I
REGISTERED OFFICE AND REGISTERED AGENT

The registered office of Nordstrom, Inc. (the “Corporation”) shall be located in the State of Washington at such place as may be fixed from time to time by the board of directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of State of the State of Washington.

ARTICLE II
SHAREHOLDERS’ MEETINGS

Section 2.1      Annual Meetings. The annual meeting of the shareholders of this Corporation, for the purpose of election of directors and for such other business as may come before it, shall be held at the time and place, which may be within or without the State of Washington, as determined by the board of directors and specified in the notice of the meeting.

Section 2.2      Special Meetings. Special meetings of the shareholders of this Corporation may be called at any time by the holders of twenty-five percent (25%) of the voting shares of the Corporation, or by any officer of the Corporation or by the board of directors. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The place of any special meeting shall be the principal office of the Corporation or as otherwise determined, within or without the State of Washington, by the board of directors and specified in the notice of the meeting.

Section 2.3      Notice of Meetings. Notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given no fewer than ten (10) nor more than sixty (60) days before the meeting date, except that notice of a meeting to act on (i) an amendment to the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation other than in the usual or regular course of business, or (iv) the dissolution of the Corporation shall be given no fewer than twenty (20) nor more than sixty (60) days before the meeting date. Notice provided in a tangible medium may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment which transmits a facsimile of the notice. Notice may be provided by electronic mail or other electronic transmission. Notice may not be given by electronic mail or other electronic transmission (a) to a shareholder after the shareholder notifies the Corporation in writing of an objection to receiving notice by electronic mail or other electronic transmission; or (b) to a shareholder or director after the Corporation is unable to deliver two consecutive notices by electronic mail or other electronic transmission to the electronic mail address, network, or processing system for the shareholder or director and the inability becomes known to the person responsible for giving notice or other communication. . Notice in a tangible medium, if correctly addressed to the shareholder’s address shown on the Corporation’s stock transfer books, is effective: (a) when deposited in the United States mail, if mailed with first class postage prepaid; and (b) when dispatched, if prepaid, by air courier. Otherwise, notice in a tangible medium shall be effective when received. Unless otherwise agreed between the sender and the recipient, an electronic transmission is received when it is directed to the recipient’s electronic mail address, including, in the case of a shareholder, to the shareholder’s electronic mail address as it appears on the records of the Corporation. For purposes of these bylaws, “deliver” includes (a) mailing; and (b) for purposes of delivering a demand, consent, notice, or waiver to the Corporation or one of its officers, directors, or shareholders, transmission by facsimile equipment and delivery by electronic transmission.

Section 2.4      Waiver of Notice. Notice of the time, place, and purpose of any meeting may be waived (either before or after such meeting). The waiver must be delivered (as defined in section 2.3) by the shareholder entitled to notice to the Corporation for inclusion in the minutes or filing with the corporate records, which waiver shall be set forth either (a) in an executed and dated record (as defined in section 7.1) or (b) if the Corporation has designated an address, location, or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location, or system, in an executed and dated electronically transmitted record. “Execute” means (a) signed with respect to a written record, or (b) electronically transmitted along with sufficient information to determine the sender’s identity with respect to an electronic transmission. Notice of the time or place of a meeting will be waived by any shareholder by that shareholder’s attendance in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Objection to consideration of a particular matter that is not within the purposes described in a special meeting notice will be waived unless the shareholder objects to considering the matter when it is presented, except that there shall be no waiver for those shareholders who are not present to object. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

Section 2.5      Record Date. The board of directors may fix in advance a record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a share dividend or a distribution (other than one involving the purchase, redemption, or other acquisition of the Corporation’s shares), the day before the date on which notice of the meeting is effective or the date on which the board of directors authorizes such share dividend or distribution, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination is effective for any adjournment thereof, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 2.6      Shareholders’ List for Meeting. After fixing a record date for a shareholders’ meeting, the Corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder’s agent, or shareholder’s attorney may inspect the shareholder list, beginning ten (10) days prior to the shareholders’ meeting and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, during regular business hours and at the shareholder’s expense. The shareholders’ list shall be kept open for inspection during such meeting or any adjournment.

Section 2.7      Quorum and Adjourned Meetings. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group at a meeting of shareholders. Once a share is represented for any purpose at a meeting, in person or by proxy, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

Section 2.8      Proxies. A shareholder may vote the shareholder’s shares in person or by proxy. A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by: (a) executing (as defined in Section 2.4) a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee, agent, or attorney-in-fact signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature; or (b) authorizing another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a recorded telephone call, voice mail, or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. An appointment of a proxy is effective when a signed appointment form or telegram, cablegram, recorded telephone call, voicemail, or other transmission of the appointment is received by the inspectors of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment.

Section 2.9      Voting of Shares. Except as otherwise provided in the Articles of Incorporation or in these Amended and Restated Bylaws, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in his or her name on the books of the Corporation. If a quorum exists, action on a matter, other than election of directors, is approved by a voting group of shareholders if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the Washington Business Corporation Act or by the Articles of Incorporation.

ARTICLE III
DIRECTORS

Section 3.1    General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors except as otherwise provided by the laws under which this Corporation exists or in the Articles of Incorporation.

Section 3.2      Number. The number of directors of the Corporation shall be between one (1) to nine (9), as determined from time to time by either the board of directors or the shareholders. The number of directors can be increased or decreased by resolution of the board of directors or the shareholders; provided, that no decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.3      Tenure and Qualifications. The term of each director shall expire at the next annual meeting of shareholders. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor shall have been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the state or shareholders of the Corporation.

Section 3.4      Election. The directors shall be elected at the shareholders’ annual meeting each year; and if, for any cause, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Amended and Restated Bylaws. Directors shall be elected by the holders of classes or series of shares entitled to elect them.

Section 3.5      Vacancies. In case of any vacancy in the board of directors, including a vacancy resulting from an increase in the number of directors, the board of directors, a majority of the remaining directors if they do not constitute a quorum, or the shareholders may fill the vacancy.

Section 3.6      Resignation. Any director may resign at any time by delivering (as defined in section 2.3) an executed (as defined in section 2.4) notice to the board of directors, its chairperson, or any officer of the Corporation. A resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date.

Section 3.7      Removal of Directors. At a meeting of shareholders called expressly for that purpose, the entire board of directors, or any member thereof, may be removed, with or without cause, by a majority vote of the holders of the shares entitled to vote at such special meeting in person or by proxy.

Section 3.8      Meetings.

(a)         The board of directors shall hold an annual meeting immediately after the annual shareholders’ meeting, at the same place as the annual shareholders’ meeting or at such other place and at such time as may be determined by the directors. No notice of the annual meeting of the board of directors shall be necessary.

(b)            Special meetings may be called at any time and place by any officer of the Corporation or any director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting. The notice may be provided in the form of a record (as defined in section 7.1) or given orally. The notice shall be given at least two (2) days in advance of the meeting. The purpose of the meeting need not be given in the notice. Notice provided in a tangible medium may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment which transmits a facsimile of the notice. Notice may be provided in an electronic transmission and be electronically transmitted. Notice to directors in an electronic transmission is effective only with respect to directors that have consented, in the form of a record (as defined in section 7.1), to receive electronically transmitted notices under the Act and designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the Act and applicable federal law. Oral notice may be communicated in person, by telephone, wire, or wireless equipment which does not transmit a facsimile of the notice, or by any electronic means which does not create a record. Notice provided in a tangible medium shall be effective at the earlier of (i) when it is received, or (ii) five (5) days after it is deposited in the United States mail, first-class postage prepaid, and correctly addressed. Notice provided in an electronic transmission is effective when it: (i) is electronically transmitted to an address, location, or system designated by the recipient for that purpose; or (ii) has been posted on an electronic network and a separate record (as defined in section 7.1) of the posting has been delivered (as defined in section 2.3) to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network. Oral notice is effective when received. Notice of any special meeting may be waived (either before or after such meeting). The waiver must be delivered by the director entitled to the notice to the Corporation for inclusion in the minutes or filing with the corporate records, which waiver shall be set forth either (i) in an executed (as defined in section 2.4) record or (ii) if the Corporation has designated an address, location, or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record. Notice of the special meeting will be waived by any director by that director’s attendance at or participation in the meeting, unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects and does not thereafter vote for or assent to action taken at the meeting.

(c)            Regular meetings of the board of directors may be held at such place and on such day and hour as shall from time to time be fixed by resolution of the board of directors. No notice of regular meetings of the board of directors shall be necessary.

(d)            At any meeting of the board of directors, any business may be transacted, and the board may exercise all of its powers.

Section 3.9      Quorum and Voting.

(a)            A majority of the number of directors specified in or fixed in accordance with the Articles of Incorporation or these Amended and Restated Bylaws shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

(b)            If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at the meeting is the act of the board of directors. If enough directors withdraw from a meeting to leave less than a quorum, the remaining directors may not continue to transact business at such meeting.

Section 3.10      Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.11      Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless:

(a)            the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting;

(b)            the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c)            the director delivers (as defined in section 2.3) notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.12      Committees. The board of directors, by resolution approved by a majority of the full board of directors, may designate from among its members one or more committees, each of which must have two (2) or more members and, to the extent provided in such resolution, such committees shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to: authorize or approve a distribution except according to a general formula or method prescribed by the board of directors; approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders; fill vacancies on the board of directors or on any of its committees; adopt amendments to the Articles of Incorporation not requiring shareholder approval; adopt, amend or repeal the Bylaws; approve a plan of merger not requiring shareholder approval; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the board of directors.

ARTICLE IV
SPECIAL MEASURES FOR CORPORATE ACTION

Section 4.1      Action Without a Meeting. Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the Washington Business Corporation Act, to be voted upon or approved at a duly called meeting of the directors, committee of directors, or shareholders may be accomplished without a meeting if one or more consents of the respective directors, committee members, or shareholders entitled to vote on the actions, setting forth the actions so taken, shall be executed (as defined in section 2.4) by all the directors, or committee members, entitled to vote thereon, or by the shareholders holding of record or otherwise entitled to vote in the aggregate the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, as the case may be. Such consents may be executed in counterpart. In the case of action by the directors or a committee of the directors, the consents may be executed before or after the action is taken. Action taken by unanimous consent of the directors or a committee of the directors is effective when the last director or committee member executes the consent, unless the consent specifies a later effective date. Action taken by nonunanimous consent of the shareholders is effective when consents sufficient to authorize taking the action have been delivered (as defined in section 2.3) to the Corporation unless the consent specifies a later effective date.

Section 4.2      Meetings by Conference Telephone. Members of the board of directors, members of a committee of directors, or shareholders may participate in or conduct their respective meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE V
OFFICERS

Section 5.1      Officers Designated. The officers of the Corporation may be a president, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers (such as chief executive officer or co-chief executive officers) and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two (2) or more offices may be held by the same person.

The board of directors may, in its discretion, elect a chairperson of the board of directors and, if a chairperson has been elected, the chairperson shall, when present, preside at all meetings of the board of directors and the shareholders and shall have such other powers as the board may prescribe except when the chairperson is the subject of removal pursuant to Section 3.7 above, in which case the chairperson shall recuse themselves from the meeting.

Section 5.2      Election, Qualification and Term of Office. Each of the officers shall be elected by the board of directors. The officers shall be elected by the board of directors at each annual meeting of the board of directors. Except as hereinafter provided, each of said officers shall hold office from the date of his or her election until the next annual meeting of the board of directors and until a successor shall have been duly elected and qualified.

Section 5.3      Powers and Duties.

Section 5.4      Chair or Co-Chairs of the Board; Vice Chair of the Board. The Board of Directors may appoint from its members a Chair or Co-Chairs of the Board, and if desired, a Vice Chair of the Board, none of whom need be an employee or officer of the corporation. If the Board of Directors appoints a Chair or Co-Chairs of the Board, such Chair or Co-Chairs, as applicable, shall perform such duties and possess such powers as are assigned by the Board of Directors and, if any Chair or Co-Chair of the Board is also designated as the corporation’s Chief Executive Officer or Co-Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer or Co-Chief Executive Officer, as applicable, as prescribed in Section 5.5 of these bylaws. If the Board of Directors appoints a Vice Chair of the Board, such Vice Chair shall perform such duties and possess such powers as are assigned by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chair or Co-Chairs of the Board, or in the Chair or Co-Chair’s absence, the Vice Chair of the Board, if any, shall preside at all meetings of the Board of Directors.

Section 5.5      Co-Chief Executive Officers; Chief Executive Officer. Subject to such directions and resolutions as may be adopted from time to time by the Board of Directors, the Co-Chief Executive Officers or Chief Executive Officer, in the event there is one Chief Executive Officer, shall have general charge and supervision of the business of the corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of the chief executive or that are delegated to such officer by the Board of Directors.

Section 5.6      President. If elected by the board of directors and unless otherwise determined by the board of directors, the president shall be the chief executive officer of the Corporation and, subject to the direction and control of the board of directors, shall have general charge and supervision over its property, business, and affairs. If the president is a director, the president shall, unless a chairperson of the board of directors has been elected and is present, preside at meetings of the shareholders and the board of directors.

Section 5.7      Vice President. In the absence of the president or the president’s inability to act, a vice president shall act in the president’s place and stead and shall have all the powers and authority of the president, except as limited by resolution of the board of directors.

Section 5.8      Secretary. If elected, the secretary shall: (i) keep the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Amended and Restated Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required; (iv) keep, or cause to be kept, a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (v) have general charge of the stock transfer books of the Corporation; and (vi) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the board of directors.

Section 5.9      Treasurer. If elected and subject to the direction and control of the board of directors, the treasurer shall have the custody, control, and disposition of the funds and securities of the Corporation and shall account for the same, and at the expiration of term of office, the treasurer shall turn over to his or her successor all property of the Corporation in his or her possession.

Section 5.10      Removal. The board of directors shall have the right to remove any officer whenever in its judgment the best interests of the Corporation will be served thereby.

Section 5.11      Vacancies. The board of directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.12      Compensation. The compensation of all officers of the Corporation shall be fixed by the board of directors.

ARTICLE VI
SHARE CERTIFICATES

Section 6.1      Issuance, Form and Signing of Certificates. No shares of the Corporation shall be issued unless authorized by the board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, and a statement that the board has determined that such consideration is adequate. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

(a)            the name of the Corporation and that the Corporation is organized under the laws of this state;

(b)            the name of the person to whom issued; and

(c)            the number and class of shares and the designation of the series, if any, which such certificate represents.

Certificates shall be signed by two (2) officers of the Corporation, and the seal of the Corporation may be affixed thereto. If any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer at the date of its issue. Certificates may be issued for fractional shares. No certificate shall be issued for any share until the consideration established for its issuance has been paid.

Section 6.2      Transfers. Shares may be transferred by delivery of the certificate therefor, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same, signed by the record holder of the certificate. The board of directors may, by resolution, provide that beneficial owners of shares shall be deemed holders of record for certain specified purposes. Except as otherwise specifically provided in these Amended and Restated Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

Section 6.3      Loss or Destruction of Certificates. In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory indemnity bond to the Corporation. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.

ARTICLE VII
BOOKS AND RECORDS

Section 7.1      Books of Accounts, Minutes and Share Register. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders and board of directors without a meeting, and a record of all actions taken by a committee of the board of directors exercising the authority of the board of directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders’ meetings and records of all actions taken by shareholders without a meeting; its financial statements for the past six (6) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year; all communications in the form of a record to shareholders generally within the past three (3) years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered (as defined in section 2.3) to the Secretary of State of Washington. “Record” means information inscribed on a tangible medium or contained in an electronic transmission.

Section 7.2      Financial Statements. The annual financial statements for shareholders shall be prepared not later than four (4) months after the close of each fiscal year and in any event prior to the annual meeting of shareholders. If financial statements are prepared by the Corporation for any purpose on a particular basis (i.e., on the basis of generally accepted accounting principles or on some other basis), the annual financial statements must be prepared, and disclose that they are prepared, on that same basis. If the annual financial statements are reported upon by a public accountant, the accountant’s report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the Corporation’s accounting records, stating the person’s reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation, and describing any respects in which the statements were not prepared on a basis of accounting consistent with the basis used for statements prepared for the preceding year.

Section 7.3      Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the board of directors or shareholders, when certified by any officer of the Corporation.

ARTICLE VIII
CORPORATE SEAL

The board of directors may provide for a corporate seal which shall have inscribed thereon the name of the Corporation, the year and state of incorporation and the words “corporate seal.”

ARTICLE IX
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 9.1      Right to Indemnification. Each person (including a person’s personal representative) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or by or in the right of the Corporation, or otherwise (hereinafter a “proceeding”) by reason of the fact that he or she (or a person of whom he or she is a personal representative) is or was a director or officer of the Corporation or an officer of a division of the Corporation, or, while serving as a director or officer of the Corporation or an officer of a division of the Corporation, is or was acting at the request of the Corporation as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, shall be indemnified and held harmless by the Corporation against all expenses, liabilities and losses (including but not limited to attorneys’ fees, judgments, claims, fines, ERISA and other excise and other taxes and penalties and other adverse effects and amounts paid in settlement), reasonably incurred or suffered by the indemnitee; provided, however, that except as provided in Section 9.2 with respect to suits relating to rights to indemnification, the Corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

No indemnification shall be provided to any indemnitee for acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of an indemnitee finally adjudged to be in violation of RCW 23B.08.310, or from or on account of any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property, or services to which the person was not legally entitled. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this section shall be as set forth in such amended statutory provision.

The right to indemnification granted in this Article is a contract right and includes the right to payment by, and the right to receive reimbursement from, the Corporation of all expenses as they are incurred in connection with any proceeding in advance of its final disposition (hereinafter an “advance of expenses”); provided, however, that an advance of expenses received by an indemnitee in his or her capacity as a director or officer of the Corporation, as an officer of a division of the Corporation, or, acting at the request of the Corporation, as director or officer of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever (and not in any other capacity in which service was or is rendered by such indemnitee unless such service was authorized by the board of directors) shall be made only upon (i) receipt by the Corporation of a written undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee, to repay advances of expenses if and to the extent it shall ultimately be determined by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to appeal), hereinafter a “final adjudication”, that the indemnitee is not entitled to be indemnified for such expenses under this Article, (ii) receipt by the Corporation of written affirmation by the indemnitee of his or her good faith belief that he or she has met the standard of conduct applicable (if any) under the Washington Business Corporation Act necessary for indemnification by the Corporation under this Article, and (iii) a determination of the board of directors, in its good faith belief, that the indemnitee has met the standard of conduct applicable (if any) under the Washington Business Corporation Act necessary for indemnification by the Corporation under this Article.

Section 9.2      Right of Indemnitee to Bring Suit. If any claim for indemnification under Section 9.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advance of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in any suit in which the Corporation seeks to recover an advance of expenses, the Corporation shall also pay to the indemnitee all the indemnitee’s expenses in connection with such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon the Corporation’s receipt of indemnitee’s written claim (and in any suits relating to rights to indemnification where the required undertaking and affirmation have been received by the Corporation) and thereafter the Corporation shall have the burden of proof to overcome that presumption. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or shareholders) to have made a determination prior to other commencement of such suit that the indemnitee is entitled to indemnification, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or shareholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled. It shall be a defense to a claim for an amount of indemnification under this Article (other than a claim for advances of expenses prior to final disposition of a proceeding where the required undertaking and affirmation have been received by the Corporation) that the claimant has not met the standards of conduct applicable (if any) under the Washington Business Corporation Act to entitle the claimant to the amount claimed, but the Corporation shall have the burden of proving such defense. If requested by the indemnitee, determination of the right to indemnity and amount of indemnity shall be made by final adjudication (as defined above) and such final adjudication shall supersede any determination made in accordance with RCW 23B.08.550.

Section 9.3      Nonexclusivity of Rights. The rights to indemnification (including, but not limited to, payment, reimbursement and advances of expenses) granted in this Article shall not be exclusive of any other powers or obligations of the Corporation or of any other rights which any person may have or hereafter acquire under any statute, the common law, the Corporation’s Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article, the rights to indemnification for an indemnitee under this Article shall vest at the time the indemnitee first becomes a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever and no repeal or amendment of, or adoption of any provision inconsistent with this Article shall adversely affect any rights to indemnification granted to an indemnitee pursuant hereto existing at, arising out of, or related to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

Section 9.4      Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person (including a person’s personal representative) who is or was a director, officer, employee or agent of the Corporation or who is or was a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the power to indemnify such person against such expense, liability or loss is now or hereafter granted to the Corporation under the Washington Business Corporation Act. The Corporation may enter into contracts granting indemnity, to any such person whether or not in furtherance of the provisions of this Article and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.

Section 9.5      Indemnification of Employees and Agents. The Corporation may, by action of the board of directors, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agent of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted under, or provided by, the Washington Business Corporation Act or otherwise.

Section 9.6      Separability of Provisions. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 9.7      Partial Indemnification. If an indemnitee is entitled to indemnification by the Corporation for some or a portion of expenses, liabilities or losses, but not for the total amount thereof, the Corporation shall nevertheless indemnify the indemnitee for the portion of such expenses, liabilities and losses to which the indemnitee is entitled.

Section 9.8      Successors and Assigns. All obligations of the Corporation to indemnify (including, but not limited to, payment, reimbursement and advances of expenses) any indemnitee: (i) shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the indemnitee, and (iii) shall continue as to any indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent (or other relationship or capacity).

ARTICLE X
AMENDMENT OF BYLAWS

Section 10.1      By the Shareholders. These Amended and Restated Bylaws may be amended, altered, or repealed at any annual or special meeting of the shareholders; provided that, in the case of a special meeting, notice of the proposed alteration or amendment is contained in the notice of the meeting.

Section 10.2      By the Board of Directors. These Amended and Restated Bylaws may be amended, altered, or repealed by the board of directors at any annual, regular or special meeting of the board.

ARTICLE XI
FISCAL YEAR

The fiscal year of the Corporation shall be set by resolution of the board of directors.

ARTICLE XII
Conflicts or Invalid Provisions

Section 12.1      Conflicts. These Amended and Restated Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever These Amended and Restated Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 12.2      Invalid Provisions. If any one or more of the provisions of These Amended and Restated Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of These Amended and Restated Bylaws and all other applications of any provision shall not be affected thereby.

CERTIFICATE OF ADOPTION

The undersigned Secretary of Nordstrom, Inc. does hereby certify that the foregoing were duly adopted as the Bylaws of the Corporation by the Board of Directors effective as of May 20, 2025.

/s/ Erik B. Nordstrom

Erik B. Nordstrom, Co-Chief Executive Officer